                                                                    EXHIBIT 10.5


                             UNIT PURCHASE AGREEMENT

                                  BY AND AMONG

                                  VIASAT, INC.

                                       AND

                 THE PARTIES LISTED UNDER THE HEADING "SELLERS"

                          ON THE SIGNATURE PAGES HERETO

                                DECEMBER 14, 2001

                                TABLE OF CONTENTS

1.  Definitions................................................................1


2.  Purchase and Sale of the Class A Units.....................................6

    (a)    Basic Transaction...................................................6
    (b)    Purchase Price......................................................6
    (c)    The Closing.........................................................6
    (d)    Deliveries at the Closing...........................................6
    (e)    Payment of Purchase Price...........................................6

3.  Representations and Warranties Concerning the Transaction..................7

    (a)    Representations and Warranties of the Sellers.......................7
    (b)    Representations and Warranties of the Buyer.........................8

4.  Representations and Warranties Concerning the Target.......................9

    (a)    Organization, Qualification, and Corporate Power...................10
    (b)    Capitalization.....................................................10
    (c)    Noncontravention...................................................11
    (d)    Brokers' Fees......................................................11
    (e)    Title to Assets....................................................11
    (f)    Subsidiaries.......................................................11
    (g)    Financial Statements...............................................12
    (h)    Events Subsequent to Most Recent Fiscal Year End...................12
    (i)    Undisclosed Liabilities............................................14
    (j)    Legal Compliance...................................................14
    (k)    Tax Matters........................................................14
    (l)    Real Property......................................................16
    (m)    Intellectual Property..............................................17
    (n)    Tangible Assets....................................................19
    (o)    Inventory..........................................................19
    (p)    Contracts..........................................................20
    (q)    Notes and Accounts Receivable......................................21
    (r)    Powers of Attorney.................................................21
    (s)    Insurance..........................................................21
    (t)    Litigation.........................................................22
    (u)    Product Warranty...................................................22
    (v)    Product Liability..................................................22
    (w)    Employees..........................................................23
    (x)    Employee Benefits..................................................23
    (y)    Guaranties.........................................................25
    (z)    Environment, Health, and Safety....................................25
    (aa)   Certain Business Relationships with the Target.....................26
    (bb)   Disclosure.........................................................26

5.  Pre-Closing Covenants.....................................................26

    (a)    General............................................................26
    (b)    Notices and Consents...............................................26
    (c)    Operation of Business..............................................26
    (d)    Preservation of Business...........................................26
    (e)    Full Access........................................................26
    (f)    Notice of Developments.............................................26
    (g)    Exclusivity........................................................27
    (h)    Restricted Units...................................................27
    (i)    Tax Election.......................................................27
    (j)    Valuation of the Target's Assets for Income Tax Purposes...........27

6.  Post-Closing Covenants....................................................27

    (a)    General............................................................27
    (b)    Litigation Support.................................................28
    (c)    Transition.........................................................28
    (d)    Confidentiality....................................................28
    (e)    Stock Options......................................................29
    (f)    Registration of Registrable Shares.................................29
    (g)    Business Location..................................................31
    (h)    Employment Matters.................................................31
    (i)    Intellectual Property..............................................31

7.  Conditions to Obligation to Close.........................................32

    (a)    Conditions to Obligation of the Buyer..............................32
    (b)    Conditions to Obligation of the Sellers............................33

8.  Remedies for Breaches of This Agreement...................................34

    (a)    Indemnification by the Sellers.....................................34
    (b)    Limitations on Indemnification by the Sellers......................35
    (c)    Indemnification by the Buyer.......................................36
    (d)    Limitation on Indemnification by the Buyer.........................36
    (e)    Notice; Defense of Claims..........................................36
    (f)    Security for the Sellers' Indemnification Obligations..............37
    (g)    Currency Exchange..................................................37
    (h)    Held Back Consideration Not Exclusive..............................37

9.  Tax Matters...............................................................38

    (a)    Characterization of the Transaction................................38
    (b)    Tax Periods Ending on or Before the Closing Date...................38
    (c)    Tax Periods Beginning Before and Ending After the Closing Date.....39
    (d)    Cooperation on Tax Matters.........................................39
    (e)    Tax Sharing Agreements.............................................40
    (f)    Certain Taxes......................................................40
    (g)    Indemnification Payments...........................................40

10. Seller Representatives....................................................40

    (a)    Appointment........................................................40
    (b)    Election and Replacement...........................................40
    (c)    Authority..........................................................40
    (d)    No Liability of the Buyer..........................................41

11. Termination...............................................................41

    (a)    Termination of Agreement...........................................41
    (b)    Effect of Termination..............................................42

12. Miscellaneous.............................................................42

    (a)    Nature of Certain Obligations......................................42
    (b)    Legend.............................................................42
    (c)    Press Releases and Public Announcements............................42
    (d)    No Third-Party Beneficiaries.......................................43
    (e)    Entire Agreement...................................................43
    (f)    Succession and Assignment..........................................43
    (g)    Counterparts.......................................................43
    (h)    Headings...........................................................43
    (i)    Notices............................................................43
    (j)    Governing Law......................................................44
    (k)    Amendments and Waivers.............................................44
    (l)    Severability.......................................................45
    (m)    Expenses...........................................................45
    (n)    Termination of the Voting Trust Agreement..........................45
    (o)    Construction.......................................................45
    (p)    Incorporation of Exhibits, Annexes, and Schedules..................45
    (q)    Specific Performance...............................................45
    (r)    Mediation/Arbitration..............................................45

Schedule 1 -- Option Holder Consideration
Schedule 2 -- Purchase Price Allocation
Exhibits A1-A13 -- Purchase Price Schedule
Exhibit B -- Historical Financial Statements
Exhibit C -- Form of Opinion of Counsel to the Sellers
Exhibit D -- Waiver Letter
Exhibits E1-E2 -- Form of Non-Compete Agreements
Exhibit F -- Form of Escrow Agreement
Exhibit G -- Form of Opinion of Counsel to the Buyer
Annex I -- Exceptions to the Sellers' Representations and Warranties Concerning
           the Transaction
Annex II -- Unit Option Holders
Annex III -- Key Employees
Annex IV -- Signatories to Non-Compete Agreement
Disclosure Schedule -- Exceptions to Representations and Warranties Concerning
                       the Target

                             UNIT PURCHASE AGREEMENT

        This Unit Purchase Agreement (this "Agreement") entered into as of December 14, 2001 by and among ViaSat, Inc., a Delaware corporation (the "Buyer"), and the parties listed under the heading "Sellers" on the signature pages hereto (collectively, the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

        The Sellers in the aggregate own all of the Class A Units (as defined below) of U.S. Monolithics, LLC, an Arizona limited liability company (the "Target").

        This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding Class A Units of the Target on the terms and conditions set forth herein.

        Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

        1.     Definitions.

        "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

        "Adjusted Option" has the meaning set forth in Section 6(e) below.

        "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including arbitration costs, court costs and reasonable attorneys' fees and expenses.

        "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

        "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

        "Agreement" has the meaning set forth in the preface above.

        "Allocation Claim" has the meaning set forth in Section 8(a) below.

        "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

        "Buyer" has the meaning set forth in the preface above.

        "Buyer Common Stock" means the common stock, par value $.0001 per share, of the Buyer.

        "Buyer Employee Plans" has the meaning set forth in Section 6(h) below.

        "Buyer Indemnified Party" has the meaning set forth in Section 8(a) below.

        "Buyer Plan" has the meaning set forth in Section 6(e) below.

        "Class A Units" means the Class A Units of the Target as defined in the Target's Amended and Restated Operating Agreement (as amended to date).

        "Class B Units" means the Class B Units of the Target as defined in the Target's Amended and Restated Operating Agreement (as amended to date).

        "Closing" has the meaning set forth in Section 2(c) below.

        "Closing Price" has the meaning set forth in Exhibit A-6 hereof.

        "Closing Date" has the meaning set forth in Section 2(c) below.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Confidential Information" means any information concerning the businesses and affairs of the Target that is not already generally available to the public.

        "Currency Exchange" has the meaning set forth in Section 8(g) below.

        "Disclosure Schedule" has the meaning set forth in Section 4 below.

        "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or material fringe benefit plan or program, or (e) any bonus or other incentive compensation severance, option, equity based compensation, flexible spending, or similar plan, arrangement or practice.

        "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

        "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

        "Environmental Claims" has the meaning set forth in Section 8(a) below.

        "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Escrow Agent" has the meaning set forth in Section 8(f) below.

        "Escrow Agreement" has the meaning set forth in Section 7(a) below.

        "Exchange Ratio" means 0.0406.

        "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

        "Fiduciary" has the meaning set forth in ERISA Section 3(21).

        "Financial Statement" has the meaning set forth in Section 4(g) below.

        "Fraud Claims" has the meaning set forth in Section 8(a) below.

        "GAAP" means United States generally accepted accounting principles as in effect at a particular time.

        "General Claims" has the meaning set forth in Section 8(a) below.

        "Held Back Consideration" has the meaning set forth in Section 2(d) below.

        "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all provisionals, reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, brand names, trade names, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, any and all website content, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, research records, records of inventions, test information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all source code and object versions of computer software (including data and related documentation and excluding any shrink-wrap licenses accompanying such software), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium), and any claims or causes of actions (pending, filed) arising out of or related to any infringement or misappropriation of any of the foregoing.

        "Instrument" has the meaning set forth in Section 10(c) below.

        "Knowledge" with respect to any Person means actual knowledge of such Person and, if such Person is an individual, any fact, matter or circumstance that an ordinary and prudent business person employed in the same capacity and in the same type and size of organization as such Person should have known.

        "Liability" with respect to any Person means any liability of such Person (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        "Loan Agreement" means the Loan Agreement, dated as of September 14, 2001, by and between the Buyer and the Target.

        "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

        "Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

        "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

        "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

        "NASD" has the meaning set forth in Section 6(f)(iv) below.

        "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

        "Options" means the right granted under the Target Plan to an employee, consultant or advisor of the Target to purchase Class A Units of the Target.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Ownership Claims" has the meaning set forth in Section 8(a) below.

        "Party" has the meaning set forth in the preface above.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Personnel" has the meaning set forth in Section 4(m) below.

        "Prohibited Transaction" means a transaction described in ERISA Section 406 and Code Section 4975(c), to which a statutory, regulatory or administrative exemption does not apply.

        "Purchase Price" has the meaning set forth in Section 2(b) below.

        "Registrable Shares" means the shares of Buyer Common Stock identified on the lines entitled "Registrable Shares" of Exhibits A-1 through A-13 hereto.

        "SEC" has the meaning set forth in Section 3(b)(ix) below.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest of any kind.

        "Seller Representatives" has the meaning set forth in Section 10(a) below.

        "Sellers" has the meaning set forth in the preface above.

        "Subsidiaries" means all Persons in which the Target either owns capital stock or is a partner or is in some other manner affiliated through an investment or participation in the equity of such Person.

        "Target" has the meaning set forth in the preface above.

        "Target Employee" has the meaning set forth in Section 6(h) below.

        "Target Plan" means the U.S. Monolithics, LLC 2000 Unit Incentive Plan (as amended to date).

        "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, membership interests, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or similar charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Claims" has the meaning set forth in Section 8(a) below.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        2. Purchase and Sale of the Class A Units.

                (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his Class A Units, free and clear of all Security Interests, for the consideration specified below in this Section 2.

                (b) Purchase Price. The Buyer agrees to pay to each of the Sellers at the Closing the consideration identified for such Seller on the lines entitled "Purchase Price" of Exhibits A-1 through A-13 hereto in exchange for all of such Seller's Class A Units (the aggregate consideration received by all Sellers, the "Purchase Price").

                (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Latham & Watkins, 12636 High Bluff Drive, Suite 300, San Diego, CA 92130 commencing at 9:00 a.m. local time on the later of (i) January 4, 2002 or (ii) the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller Representatives may mutually determine (the "Closing Date").

                (d) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) each of the Sellers will deliver to the Buyer certificates representing all of his Class A Units, endorsed in blank or accompanied by duly executed assignment documents, (iv) the Buyer will deliver to each of the Sellers his portion of the Purchase Price as specified in Section 2(b) above, and (v) the Buyer will deliver to each of the Option holders set forth on
Schedule 1 hereto the consideration identified opposite such holder's name on such Schedule. Notwithstanding the foregoing, at the Closing, the Buyer shall set aside and deposit into escrow in accordance with Section 8(f) the number of shares of Buyer Common Stock or cash (in U.S. dollars) identified for each Seller on the lines entitled "Held Back Consideration" of Exhibits A-1 through A-13 hereto (collectively, the "Held Back Consideration") as security for Sellers' indemnification obligations under this Agreement.

                (e) Payment of Purchase Price. To the extent part of the consideration to be delivered to a Seller (or an Option holder) by the Buyer is cash consideration, the Buyer shall pay such cash amount, at Closing, by wire transfer of immediately available funds to such account or accounts of any such Seller (or Option holder) as designated in writing by the Seller Representatives not less than three business days prior to the Closing Date. To the extent part of the consideration to be delivered to a Seller consists of Buyer Common Stock, the Buyer shall deliver to such Seller, at Closing, a stock certificate representing the applicable number of shares of Buyer Common Stock in the name of such Seller.

        3. Representations and Warranties Concerning the Transaction.

                (a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself or itself, except as set forth in Annex I attached hereto.

                        (i) Authorization of Transaction. The Seller has full
                power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' right generally and subject to the limitations imposed by general equitable principles. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or other third party in order to consummate the transactions contemplated by this Agreement.

                        (ii) Noncontravention. Neither the execution and the
                delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject.

                        (iii) Brokers' Fees. The Seller has no Liability or
                obligation to pay any fees or commissions to any broker, advisor, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                        (iv) Investment. If the Seller is receiving shares of
                Buyer Common Stock pursuant to this Agreement, the Seller (A) understands that the shares of Buyer Common Stock issued pursuant to this Agreement have not been, and, other than as contemplated in Section 6(f) below, will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring his portion of the Buyer Common Stock issued pursuant to this Agreement solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Buyer Common Stock, (E) is able to bear the economic risk and lack of liquidity inherent in holding Buyer Common Stock, and (F) is an Accredited Investor.

                        (v) Class A Units. The Seller holds of record and owns
                beneficially the Class A Units set forth next to his name in
                Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any Class A Units (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Class A Units. Upon the consummation of the transactions contemplated hereby, the Buyer will acquire good and marketable title to all of the Class A Units of the Seller, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

                (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this
Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

                        (i) Organization of the Buyer. The Buyer is a
                corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                        (ii) Authorization of Transaction. The Buyer has full
                corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' right generally and subject to the limitations imposed by general equitable principles. Other than filings that may be required pursuant to applicable state securities laws and Regulation D of the Securities Act, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than such other notices, filings, authorizations, consents and approvals the failure to obtain or make would not have a material adverse effect on the Sellers.

                        (iii) Noncontravention. Neither the execution and the
                delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws.

                        (iv) Brokers' Fees. The Buyer has no Liability or
                obligation to pay any fees or commissions to any broker, advisor, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                        (v) Investment. The Buyer is not acquiring the Class A
                Units with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                        (vi) Litigation. There are no legal proceedings pending
                or, to the Knowledge of the Buyer, threatened that are reasonably likely to prohibit or restrain the ability of the Buyer to enter into this Agreement or consummate the transactions contemplated hereby.

                        (vii) Issuance of Shares. Upon issuance of the Buyer
                Common Stock to the Sellers in accordance with Section 2 above for the consideration expressed therein, the Buyer Common Stock will be duly authorized, validly issued, fully paid, and nonassessable.

                        (viii) Capitalization of the Buyer. The authorized
                capital stock of the Buyer consists of 105,000,000 shares, 100,000,000 of which are classified as Buyer Common Stock and 5,000,000 shares of which are classified as preferred stock, par value $.0001 per share. As of December 13, 2001, 22,656,335 shares of Buyer Common Stock were issued and outstanding.

                        (ix) Nasdaq National Market. The Buyer Common Stock is
                listed on the Nasdaq National Market and there are no proceedings to revoke or suspend such listing.

                        (x) SEC Filings; Reports. Except for correspondence
                relating to confidential treatment requests, the Buyer has heretofore made available to the Sellers the Buyer's Form 10-K for the year ended March 31, 2001 and each and every filing or communication with the United States Securities and Exchange Commission ("SEC") since the date thereof or otherwise modifying such 10-K. As of its date, except for any information corrected or superseded by subsequent filings with the SEC, such reports did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Buyer and its subsidiaries, and the certified notes thereto included in the 10-K have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position of the Buyer and its subsidiaries as of the date thereof and the results of their consolidated operations and changes in consolidated financial position for the periods then ended.

        4. Representations and Warranties Concerning the Target. The Sellers represent and warrant to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4. Each section of the Disclosure Schedule qualifies the correspondingly numbered representation and warranty of this Agreement to the extent specified therein and such other representations and warranties of this Agreement to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty of this Agreement reasonably apparent.

                (a) Organization, Qualification, and Corporate Power. The Target is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Arizona. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target.
Section 4(a) of the Disclosure Schedule lists each jurisdiction in which the Target is qualified or authorized to do business. The Target has full organizational power and authority and all licenses, permits, and authorizations necessary to carry on the business in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists all such licenses, permits and authorizations. The Sellers have delivered to the Buyer correct and complete copies of the articles of organization and operating agreement of the Target (each as amended to date). The minutes of proceedings of the members and managers of the Target (containing the records of meetings of the members, the managers, and any committees of the managers), the records of its members and the number and class of Class A Units held by its members, and any other records evidencing equity interests in the Target are correct and complete. The Target is not in default under or in violation of any provision of its articles of organization or its operating agreement (each as amended to date).

                (b) Capitalization. The equity interests of the Target consists of 30,000,000 issued and outstanding Class A Units and 16,153,846.15 issued and outstanding Class B Units. All of the issued and outstanding Class A Units have been duly authorized, are validly issued, fully paid, and nonassessable, are held of record by the Sellers as set forth in Section 4(b) of the Disclosure Schedule and were issued in compliance with all applicable state and federal securities laws. All of the issued and outstanding Class B Units have been duly authorized, are validly issued, fully paid, and nonassessable and were issued in compliance with all applicable state and federal securities laws. Section 4(b) of the Disclosure Schedule lists all outstanding or authorized Options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its equity interests. All such issued and outstanding Options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments were issued in compliance with all applicable state and federal securities laws. With respect to each issued and outstanding Option, Section 4(b) of the Disclosure Schedule also lists the holder thereof, the number and type of equity interest of the Target issuable thereunder, the exercise price therefor, the exercise period, the vesting schedule and the status of the holders thereof as employees or consultants of the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the equity interests of the Target.

                (c) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the articles of organization or operating agreement (each as amended to date) of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Target is not required to give notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or other third party in order for the Parties to consummate the transactions contemplated by this Agreement.

                (d) Brokers' Fees. The Target does not have any Liability or obligation to pay any fees or commissions to any broker, advisor, finder, or agent with respect to the transactions contemplated by this Agreement.

                (e) Title to Assets. Except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet, the Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, other than mechanic's, materialmen's, and similar liens, liens for Taxes not yet due and payable, and other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                (f) Subsidiaries. Section 4(f) of the Disclosure Schedule sets forth all of the Subsidiaries of the Target. All references in this Agreement to the Target, unless the context indicates otherwise, shall be deemed to mean the Target and its Subsidiaries. Section 4(f) of the Disclosure Schedule sets forth for each Subsidiary of the Target: (i) its jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, and (iii) the number of issued and outstanding shares of each class of its capital stock. All of the issued and outstanding shares of capital stock of each Subsidiary of the Target have been duly authorized and are validly issued, fully paid, and nonassessable and were issued in compliance with all applicable state and federal securities laws. The Target holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Target, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Target to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any

Subsidiary of the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Target.

                (g) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively, the "Financial Statements"): (i) audited balance sheets and statements of operation, changes in members' equity, and cash flow as of and for the fiscal years ended December 31, 1999 and December 31, 2000 (the "Most Recent Fiscal Year End") for the Target; and (ii) unaudited balance sheets and statements of operation, changes in members' equity, and cash flow (the "Most Recent Financial Statements") as of and for the nine months ended September 30, 2001 (the "Most Recent Fiscal Month End") for the Target. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Target (which books and records are correct and complete in all material respects); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

                (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target. Without limiting the generality of the foregoing, since that date:

                        (i) The Target has not sold, leased, transferred, or
                assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                        (ii) The Target has not entered into any agreement,
                contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

                        (iii) No party (including the Target) has accelerated,
                terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which the Target is a party or by which it is bound;

                        (iv) The Target has not imposed any Security Interest
                upon any of its assets, tangible or intangible, other than the Security Interest on its assets in favor of the Buyer, mechanic's, materialmen's, and similar liens, liens for Taxes not yet due and payable, and other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money;

                        (v) The Target has not made any capital expenditure (or
                series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

                        (vi) The Target has not made any capital investment in,
                any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

                        (vii) The Target has not issued any note, bond, or other
                debt security, other than notes in favor of the Buyer, or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

                        (viii) The Target has not delayed or postponed the
                payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                        (ix) The Target has not cancelled, compromised, waived,
                or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                        (x) The Target has not granted any license or sublicense
                of any rights under or with respect to any Intellectual
                Property;

                        (xi) There has been no change made or authorized in the
                articles of organization or the operating agreement of the Target;

                        (xii) The Target has not issued, sold, or otherwise
                disposed of any of its equity interests, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its equity interests;

                        (xiii) The Target has not declared, set aside, or paid
                any dividend or made any distribution with respect to its equity interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its equity interests;

                        (xiv) The Target has not experienced any damage,
                destruction, or loss (whether or not covered by insurance) to its property;

                        (xv) The Target has not made any loan to, or entered
                into any other transaction with, any of its managers, officers, or employees outside the Ordinary Course of Business;

                        (xvi) The Target has not entered into any employment
                contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                        (xvii) The Target has not granted any increase in the
                base compensation of any of its managers, officers, or employees outside the Ordinary Course of Business;

                        (xviii) The Target has not adopted, amended, modified,
                or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its managers, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan);

                        (xix) The Target has not made any other change in
                employment terms for any of its managers, officers, or employees outside the Ordinary Course of Business;

                        (xx) The Target has not made or pledged to make any
                charitable or other capital contribution outside the Ordinary Course of Business;

                        (xxi) There has not been any other material occurrence,
                event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Target, other than any material occurrence, event or incident relating to the industry in which the Target operates in general that does not have a materially disproportionate effect on the Target relative to most other industry participants; and

                        (xxii) The Target has not committed to any of the
                foregoing.

                (i) Undisclosed Liabilities. The Target does not have any material Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any material Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

                (j) Legal Compliance. The Target (and its respective predecessors, if any) has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

                (k) Tax Matters.

                        (i) Since its inception, the Target has at all times been properly characterized as a partnership for U.S. federal and all applicable state income tax purposes.

                        (ii) The Target has filed all Tax Returns that it was
                required to file prior to the Closing Date. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Target (whether or not shown on any Tax Return) and required to be reflected on Tax Returns due prior to the Closing Date have been paid.

                        (iii) No claim has ever been made by an authority in a
                jurisdiction where the Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, and the jurisdictions in which the Target is subject to taxation is set forth on Section 4(k) of the Disclosure Schedule.

                        (iv) There are no Security Interests on any of the
                assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax.

                        (v) The Target has withheld and paid all Taxes required
                to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, unitholder, or other third party.

                        (vi) To the Knowledge of the Sellers, the Target does
                not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing or (B) otherwise, to the Knowledge of the Sellers. Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Target for Taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Target has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Target.

                        (vii) The Target currently is not the beneficiary of any
                extension of time within which to file any Tax Return. The Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No power of attorney is outstanding with respect to any Tax for which the Target may be responsible.

                        (viii) The Target is not a party to any Tax allocation
                or sharing agreement. The Target (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) does not have any Liability for the Taxes of any Person (other than the Target) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The Target is not included in a combined, unitary or similar Tax Return.

                        (ix) The unpaid Taxes of the Target (A) did not, as of
                the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) delivered to the Buyer prior to the signing hereof and (B) do not exceed that reserve as adjusted for Taxes arising in the Ordinary Course of Business (e.g., FICA and state employment taxes) and for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing its Tax Returns. The unpaid Taxes of the Target (other than Taxes required to be reflected on Tax Returns due prior to the Closing
                Date) as of the Closing Date do not exceed $30,000.

                (l) Real Property.

                        (i) The Target does not own any real property.

                        (ii) Section 4(l) of the Disclosure Schedule lists and
                describes briefly all real property leased or subleased to the Target. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(l) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(l) of the Disclosure Schedule:

                                (A) the lease or sublease is legal, valid,
                        binding, enforceable, and in full force and effect;

                                (B) the lease or sublease will continue to be
                        legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                (C) neither the Target nor, to the Knowledge of
                        any of the Sellers, any other party to the lease or sublease is in breach or default, and no event has occurred that, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                (D) neither the Target nor, to the Knowledge of
                        any of the Sellers, any other party to the lease or sublease has repudiated any provision thereof;

                                (E) there are no disputes, oral agreements, or
                        forbearance programs in effect as to the lease or sublease;

                                (F) with respect to each sublease, the
                        representations and warranties set forth in subsections
                        (A) through (E) above are true and correct with respect to the underlying lease;

                                (G) the Target has not assigned, transferred,
                        conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                                (H) all facilities leased or subleased
                        thereunder have received all material approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations;

                                (I) all facilities leased or subleased
                        thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                                (J) to the Knowledge of the Sellers, the owner
                        of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions that do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

                (m) Intellectual Property.

                        (i) The Target owns or has the right to use, execute,
                reproduce, display, perform, modify, enhance, distribute, prepare derivative works of, and to make, have made, sell, convey, transfer or assume without payments to any other Person, all Intellectual Property necessary or desirable for the operation of the business of the Target as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Target on identical terms and conditions immediately subsequent to the Closing hereunder. The Target has taken all actions it reasonably believes is required to maintain and protect each item of Intellectual Property that it owns or uses.

                        (ii) The Target has not interfered with, infringed upon,
                misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers, the managers and officers of the Target has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Target.

                        (iii) Section 4(m)(iii) of the Disclosure Schedule
                identifies each patent or registration that has been issued to the Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that the Target has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission that the Target has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.
                Section 4(m)(iii) of the Disclosure

                Schedule also identifies each trade name or unregistered trademark used by the Target in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure Schedule:

                                (A) the Target possesses all right, title, and
                        interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                                (B) the item is not subject to any outstanding
                        injunction, judgment, order, decree, ruling, or charge;

                                (C) no action, suit, proceeding, hearing,
                        investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers, is threatened that challenges the legality, validity, enforceability, registrations, use, or ownership of the item; and

                                (D) the Target has never agreed to indemnify any
                        Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                        (iv) Section 4(m)(iv) of the Disclosure Schedule
                identifies each item of Intellectual Property that any third party owns and that the Target uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure Schedule:

                                (A) the license, sublicense, agreement, or
                        permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                                (B) the license, sublicense, agreement, or
                        permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                                (C) neither the Target nor, to the Knowledge of
                        any of the Sellers, any other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                (D) neither the Target nor, to the Knowledge of
                        any of the Sellers, any other party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                                (E) with respect to each sublicense, the
                        representations and warranties set forth in subsections
                        (A) through (D) above are true and correct with respect to the underlying license;

                                (F) the underlying item of Intellectual Property
                        is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                (G) no action, suit, proceeding, hearing,
                        investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers, is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                                (H) the Target has not granted any sublicense or
                        similar right with respect to the license, sublicense, agreement, or permission.

                        (v) To the Knowledge of any of the Sellers, the Target
                will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                        (vi) All Intellectual Property has been maintained in
                confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance. All former and current members of management and personnel of the Target, including all former and current managers, employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of the Intellectual Property (collectively, "Personnel"), have executed and delivered to the Target a proprietary information agreement, copies of which have been previously delivered to the Buyer. No former or current Personnel has filed, asserted or, to the Knowledge of any of the Sellers, threatened any claim against the Target in connection with such Person's involvement in the conception and development of any Intellectual Property. To the Knowledge of any of the Sellers, none of the current employees of the Target has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Target in the furtherance of its business, which patents or applications have not been assigned to the Target.

                (n) Tangible Assets. The Target owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

                (o) Inventory. The inventory of the Target consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

                (p) Contracts. Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which the Target is a party:

                        (i) any agreement (or group of related agreements) for
                the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

                        (ii) any agreement (or group of related agreements) for
                the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Target, or involve consideration in excess of $25,000;

                        (iii) any agreement concerning a partnership or joint
                venture;

                        (iv) any agreement (or group of related agreements),
                other than the Loan Agreement, under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of 25,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                        (v) any agreement concerning confidentiality or
                noncompetition;

                        (vi) any agreement with any of the Sellers and their
                Affiliates (other than the Target);

                        (vii) any profit sharing, stock option, stock purchase,
                stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former managers, officers, and employees;

                        (viii) any collective bargaining agreement;

                        (ix) any agreement for the employment of any individual
                on a full-time, part-time, consulting, or other basis;

                        (x) any agreement under which it has advanced or loaned
                any amount to any of its managers, officers, or employees outside the Ordinary Course of Business;

                        (xi) any agreement under which the Target may be
                required to pay any royalties, honoraria, fees or other payments to any Person by reason of the Target's ownership, use, license, sales or disposition of the Intellectual Property of such Person;

                        (xii) any agreement under which the Target may be
                entitled to royalties, honoraria, fees or other payments from any Person by reason of such Person's ownership, use, license, sale or disposition of the Intellectual Property of the Target;

                        (xiii) any agreement under which the consequences of a
                default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target;

                        (xiv) any other agreement (or group of related
                agreements) the performance of which involves consideration or payments in excess of $25,000; or

                        (xv) any amendment or modification in respect of any of
                the foregoing.

        The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby after receipt of all applicable consents, approvals or notices, which consents, approvals and notices are set forth in Section 4(p) of the Disclosure Schedule;
(C) neither the Target nor, to the Knowledge of any of the Sellers (or Jon Filreis), any other party is in breach or default, and no event has occurred that, with notice or lapse of time, would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) neither the Target nor, to the Knowledge of any of the Sellers (or Jon Filreis), any other party has repudiated any provision of the agreement.

                (q) Notes and Accounts Receivable. All notes and accounts receivable of the Target are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

                (r) Powers of Attorney. Section 4(r) of the Disclosure Schedule lists all outstanding powers of attorney executed on behalf of the Target.

                (s) Insurance. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time since its original date of organization:

                        (i) the name, address, and telephone number of the
                agent;

                        (ii) the name of the insurer, the name of the
                policyholder, and the name of each covered insured;

                        (iii) the policy number and the period of coverage; and

                        (iv) a description of any retroactive premium
                adjustments or other loss-sharing arrangements.

        With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Target nor, to the Knowledge of any of the Sellers, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) neither the Target nor, to the Knowledge of any of the Sellers, any other party to the policy has repudiated any provision thereof. The Target has been covered since the original date of its organization by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. Section 4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Target.

                (t) Litigation. Section 4(t) of the Disclosure Schedule sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target.

                (u) Product Warranty. Each product manufactured, sold, leased, or delivered by the Target has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Target does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target. No product manufactured, sold, leased, or delivered by the Target is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Target (containing applicable guaranty, warranty, and indemnity provisions).

                (v) Product Liability. The Target does not have any material Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any material Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Target.

                (w) Employees. No Seller has current plans to terminate his employment with the Target. To the Knowledge of any of the Sellers (or DeAnn Clark), as of the date of this Agreement, no other manager, executive, employee, or group of employees has any current plans to terminate employment with the Target, and as of the Closing Date, no significant group of employees will have any plans to terminate employment with the Target. The Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Target has not committed any unfair labor practice. None of the Sellers (or DeAnn Clark) has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Target. The Target is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees. The Target is in compliance in all material respects with all applicable laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings and wages and hours. The Target has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees, and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. The Target is not liable for any payment to any trust or other fund or to any governmental authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no material pending claims against the Target under any workers' compensation plan or policy or for long term disability. There are no material controversies pending or, to the Knowledge of any of the Sellers (or DeAnn Clark), threatened between the Target and any of its current or former employees which have or could reasonably be expected to result in an Adverse Consequence. To the Knowledge of any of the Sellers (or DeAnn Clark), no employees are in any material respect in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Target because of the nature of the business conducted or presently proposed to be conducted by the Target or to the use of trade secrets or proprietary information of others.

                (x) Employee Benefits.

                        (i) Section 4(x) of the Disclosure Schedule lists each
                Employee Benefit Plan that the Target maintains or to which the Target contributes.

                                (A) Each such Employee Benefit Plan (and each
                        related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                                (B) All required reports and descriptions
                        (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan

                        Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                                (C) All contributions (including all employer
                        contributions and employee salary reduction contributions) that are due have been paid to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                                (D) Each such Employee Benefit Plan that is an
                        Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has either received a favorable determination letter from the Internal Revenue Service or the remedial amendment period for such plan under Code Section 401(b) has not expired.

                                (E) No such Employee Benefit Plan is either a
                        Multiemployer Plan or subject to Title IV of ERISA or Code Section 412.

                                (F) The Sellers have delivered to the Buyer
                        correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements that implement each such Employee Benefit Plan.

                        (ii) With respect to each Employee Benefit Plan that the
                Target maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                                (A) There have been no Prohibited Transactions
                        with respect to any such Employee Benefit Plan.

                                (B) No Fiduciary has any Liability for breach of
                        fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan.

                                (C) No action, suit, proceeding, hearing, or
                        investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers (or DeAnn Clark), threatened.

                        (iii) The Target does not maintain, never has maintained
                or contributed to, and never has been required to contribute to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

                        (iv) The vesting, payment of, or entitlement to any
                benefits under, or the requirement of contributions to, or funding to any such Employee Benefit Plans, will not be accelerated as a result of the transactions contemplated by this Agreement. No amount that could be received (whether in cash or property or the vesting of property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, officer or manager of the Target who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any such Employee Benefit Plan could be characterized as an "excess parachute payment" (as defined in Code Section 280G(b)(1)).

                (y) Guaranties. The Target is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

                (z) Environment, Health, and Safety.

                        (i) The Target (and its predecessors, if any) has
                complied with all Environmental, Health, and Safety Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Target (and its predecessors, if any) has obtained and been in compliance with all of the terms and conditions of all material permits, licenses, and other authorizations that are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables that are contained in, all Environmental, Health, and Safety Laws.

                        (ii) The Target (and its predecessors, if any) does not
                have any Liability and has never handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Target giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                        (iii) All properties and equipment used in the business
                of the Target (and its predecessors, if any) have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

                (aa) Certain Business Relationships with the Target. None of the Sellers and their respective Affiliates has been involved in any business arrangement or relationship, other than an employment relationship, with the Target within the past 12 months, and none of the Sellers and their respective Affiliates owns any asset, tangible or intangible, that is used in the business of the Target.

                (bb) Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

        5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                (a) General. Each of the Parties will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

                (b) Notices and Consents. The Sellers will cause the Target to give any notices to third parties, and will cause the Target to use its commercially reasonable efforts to obtain any necessary third party consents in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Sellers will cause the Target to) give any notices to, make any filings with, and use his or its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments, governmental agencies and other third parties in connection with the matters referred to in
Section 3(a)(i), Section 3(b)(ii), and Section 4(c) above.

                (c) Operation of Business. The Sellers will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above without the prior written consent of the Buyer.

                (d) Preservation of Business. The Sellers will use commercially reasonable efforts to cause the Target to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

                (e) Full Access. Each of the Sellers will permit, and the Sellers will cause the Target to permit, representatives of the Buyer to have full access at all reasonable times to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Target.

                (f) Notice of Developments. The Sellers will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement Annex I or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                (g) Exclusivity. None of the Sellers will (and the Sellers will not cause or permit the Target to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any equity interests or other voting securities, or any substantial portion of the assets of the Target (including any acquisition structured as a merger, consolidation, share exchange or otherwise) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote his Class A Units in favor of any such acquisition. The Sellers will notify the Buyer within two (2) days if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing and will disclose the details of a proposal or offer, including the Person or Persons making it and the material terms of such proposal or offer.

                (h) Restricted Units. Immediately prior to the Closing, the Target shall take all action necessary to cause all restrictions in respect of the Class A Units issued under the Target Plan to lapse.

                (i) Tax Election. No Seller, or any manager or officer of the Target, shall make any election or take any other action on behalf of, or with respect to, the Target that is inconsistent with how the Target has filed its prior Tax Returns and would increase the Target's Liability for Taxes for any Taxable period (including a past, present or future Taxable period).

                (j) Valuation of the Target's Assets for Income Tax Purposes. The Buyer and the Seller Representatives shall use commercially reasonable efforts to agree upon the value of each Target asset for income tax purposes and, if and upon reaching such agreement, shall attach as Schedule 2 hereto a written memorandum of such within five (5) business days of the date of this Agreement. If the Buyer and the Seller Representatives are unable to so agree within said five (5) day period, the Buyer and the Seller Representatives shall mutually select an independent "Big 5" accounting firm to perform such valuation on or prior to the Closing, and such firm's valuation shall be conclusive on all Parties hereto and shall be set forth as Schedule 2 hereto. Schedule 2 shall automatically become a part of this Agreement after it has been prepared in accordance with this Section 5(j). If an accounting firm is selected to perform a valuation in accordance with this Section 5(j), each of (i) the Buyer and (ii) the Sellers shall pay one-half of the fees and expenses of such firm for such valuation. No Party shall take any position for income tax purposes that is inconsistent in any material respect with Schedule 2.

        6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

                (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target.

                (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

                (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing as it maintained with the Target prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the business of the Target to the Target from and after the Closing.

                (d) Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information, except in connection with this Agreement and in connection with such Seller's employment by the Target to the extent any such Seller remains an employee of the Target, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information that are in his possession to the extent any such Seller ceases to be an employee of the Target. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his reasonable efforts to obtain, at the request of the Buyer and at the Buyer's expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure.

                (e) Stock Options.

                        (i) As soon as reasonably practicable following the date
                of this Agreement, the Board of Directors of the Buyer (or, if appropriate, any committee thereof administering the 1996 Equity Participation Plan of the Buyer (the "Buyer Plan") shall adopt such resolutions or take such other actions as may be required to adjust the terms of all outstanding Options, whether vested or unvested, as necessary to provide that each Option outstanding immediately prior to the Closing shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Option, the number of shares of Buyer Common Stock (rounded down to the nearest whole share) equal to (A) the number of Class A Units subject to such Option immediately prior to the Closing multiplied by (B) the Exchange Ratio, at an exercise price per share of Buyer Common Stock (rounded up to the nearest whole cent) equal to (x) the exercise price per Class A Unit otherwise purchasable pursuant to such Option immediately prior to the Closing divided by (y) the Exchange Ratio (each, as so adjusted, an "Adjusted Option").

                        (ii) Except to the extent required under the respective
                terms of the Options, all restrictions or limitations on transfer and vesting with respect to Options awarded under the Target Plan, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect after giving effect to the transactions contemplated in Section 2 above.

                        (iii) As soon as reasonably practicable following the
                Closing, the Buyer shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering the number of shares of Buyer Common Stock subject to the Adjusted Options and shall maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as any such Adjusted Options remain outstanding.

                (f) Registration of Registrable Shares.

                        (i) If the Closing occurs in calendar year 2001, within
                forty-five (45) days after the Closing Date, the Buyer shall file with the SEC a registration statement on any appropriate form under the Securities Act with respect to the offering and sale or other disposition of the Registrable Shares. If the Closing occurs in calendar year 2002, the Buyer shall have up to ninety (90) days to file such registration statement. The Buyer shall use all commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable after such filing. The Sellers shall cooperate with and provide assistance to the Buyer, as the Buyer may reasonably request, in connection with any registration and sale of the Registrable Shares.

                        (ii) The Buyer shall (i) prepare and file with the SEC,
                any amendments or supplements to such registration statement or prospectus that may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the offer of the Registrable Shares covered by such registration statement for a period of twelve months from the effective date of the registration statement; (ii) prepare and promptly file with the SEC and promptly notify the Sellers of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statement therein or omission therefrom if, at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, any event with respect to the Buyer shall have occurred as a result of which any prospectus would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading;
                (iii) in case the Sellers are required to deliver a prospectus, prepare promptly such amendment or amendments to such registration statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
                Section 10(a)(3) of the Securities Act; (iv) advise the Sellers promptly after the Buyer shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceedings for that purpose, and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
                (v) use commercially reasonable efforts to qualify such Registrable Shares for sale under the securities or "blue sky" laws of such states within the United States as the Sellers may reasonably designate, except that the Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business in any such state or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject; and (vi) furnish to the Sellers, as soon as available, copies of any such registration statement and each preliminary and final prospectus, or supplement or amendment required to be prepared with respect thereto, all in such quantities as they may from time to time reasonably request.

                        (iii) The Sellers agree that, upon receipt of any notice
                from the Buyer of the happening of any event of the kind described in Section 6(f)(ii), they will forthwith discontinue the disposition of the Registrable Shares until they have received copies of the supplemented or amended prospectus contemplated by Section 6(f)(ii), or until the Sellers are advised in writing by the Buyer that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Buyer, the Sellers will deliver to the Buyer all copies, other than permanent file copies, then in the Sellers' possession of the prospectus covering the Registrable Shares current at the time of receipt of such notice.

                        (iv) If the Buyer takes any action to permit a public
                offering or sale or other distribution of such Registrable Shares, the Sellers shall furnish information to the Buyer concerning the Sellers' holdings of securities of the Buyer and the proposed method of sale or other disposition of the Registrable Shares and such other information and undertakings as shall be required in connection with the preparation and filing of any registration statement and any amendments thereto covering all or part of the Registrable Shares in order to assist the Buyer in complying with the Securities Act and the Securities Exchange Act. The Sellers further agree to enter into such undertakings and take such other action relating to the conduct of the proposed offering that the Buyer may reasonably request as being necessary to assist the Buyer in complying with the federal and state securities laws and the rules or other requirements of the National Association of Securities Dealers, Inc. ("NASD") or otherwise to effectuate the offering.

                        (v) The Buyer shall pay all registration expenses
                incident to the registration of the Registrable Shares including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, and the fees and disbursements of counsel for the Buyer and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. With respect to sales of Registrable Shares, the Sellers shall pay all underwriting discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Shares, and the fees and disbursements of counsel retained by the Sellers and transfer taxes, if any.

                (g) Business Location. It is the intent of the Parties that the business of the Target will continue to be conducted in the greater metropolitan Phoenix area; provided, however, that the Buyer may after the Closing in its sole discretion move the business of the Target to any other area.

                (h) Employment Matters. With respect to employee retirement, welfare and fringe benefit plans, policies or programs of the Buyer (the "Buyer Employee Plans"), each Person who was an employee of the Target at the Closing (the "Target Employee") is allowed to participate in or entitled to the following after the Closing: (i) the Buyer will provide the Target Employee with service credit in an amount equal to the service credit accrued prior to the Closing, if any, under the Target's plans, policies, programs, agreements and arrangements, and each Target Employee will be so recognized for purposes of participation, eligibility and vesting, but not for purposes of benefit accrual, under the Buyer Employee Plans and (ii) the Buyer will use commercially reasonable efforts to cause its benefit providers to waive all waiting periods and pre-existing condition requirements under any Buyer Employee Plan that has any such requirements or restrictions. Without limiting the foregoing, the Buyer will assume any accrued but unused vacation days, and any earned but unused sick days, credited to each Target Employee under the Target's applicable vacation and sick leave policies as of the Closing; it being understood that each Target Employee will accrue vacation days and earn sick days for service following the Closing in accordance with the applicable vacation and sick leave policies of the Buyer.

                (i) Intellectual Property. At all times after the Closing Date, each Seller shall assist the Buyer in every proper way to obtain and prosecute all patent applications in which such Seller is an inventor thereunder. The Buyer shall (i) compensate such Seller at a reasonable rate if such Seller is not an employee of the Buyer at the time he is rendering such assistance and (ii) reimburse all reasonable expenses of such Seller in connection with his assistance.

        7. Conditions to Obligation to Close.

                (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                        (i) the representations and warranties set forth in
                Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                        (ii) the Sellers shall have performed and complied with
                all of their covenants hereunder in all material respects through the Closing;

                        (iii) the Target shall have procured all of the third
                party consents specified in Section 5(b) above;

                        (iv) no action, suit, or proceeding shall be pending or
                threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Class A Units and to control the Target, or (D) affect adversely the right of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                        (v) the Sellers shall have delivered to the Buyer a
                certificate dated the Closing Date to the effect that (A) each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects; (B) all deferred wages, salaries, commissions, bonuses or other direct compensation set forth on
                Section 4(w) of the Disclosure Schedule have been paid in full by the Sellers; and (C) all fees and expenses owing to the Target's investment advisors have been paid in full by the Sellers;

                        (vi) the Sellers shall have delivered to the Buyer a
                certificate dated as of the Closing Date certified by the Seller Representatives attaching duly authorized resolutions (or similar document) of the members of the Target approving this Agreement and the transactions contemplated hereby;

                        (vii) the Buyer shall have received from counsel to the
                Sellers an opinion in form and substance as set forth in Exhibit C attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                        (viii) the Buyer shall have received, effective as of
                the Closing, the resignation of each manager (solely in his capacity as manager) of the Target;

                        (ix) the Buyer shall have received waiver letters in
                form and substance as set forth in Exhibit D attached hereto from individuals holding at least 95% of the outstanding Options;

                        (x) the Buyer shall have received reasonable assurances
                that the Target employees listed on Annex II will become employees of the Buyer following the Closing on terms mutually agreeable to the Buyer and such employees;

                        (xi) each of the Sellers listed in Section A of Annex
                III shall have executed a Non-Compete Agreement in form and substance as set forth in Exhibit E-1 attached hereto, and each of the Sellers listed in Section B of Annex III shall have executed a Non-Compete Agreement in form and substance as set forth in Exhibit E-2;

                        (xii) the Seller Representatives and the Escrow Agent
                shall have executed an Escrow Agreement in form and substance as set forth in Exhibit F attached hereto (the "Escrow Agreement"); and

                        (xiii) all actions to be taken by the Sellers in
                connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

                (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                        (i) the representations and warranties set forth in
                Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                        (ii) the Buyer shall have performed and complied with
                all of its covenants hereunder in all material respects through the Closing;

                        (iii) no action, suit, or proceeding shall be pending or
                threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                        (iv) the Buyer shall have delivered to the Sellers an
                officer's certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                        (v) the Buyer shall have delivered to the Sellers an
                officer's certificate attaching resolutions duly adopted by its board of directors approving this Agreement and the transactions contemplated hereby;

                        (vi) the Sellers shall have received from counsel to the
                Buyer an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to the Sellers, and dated as of the Closing Date; and

                        (vii) all actions to be taken by the Buyer in connection
                with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller Representatives.

The Seller Representatives may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

        8. Remedies for Breaches of This Agreement.

                (a) Indemnification by the Sellers. Each Seller agrees subsequent to the Closing to indemnify and hold the Buyer and its Affiliates, successors and assigns and persons serving as officers, directors, partners, managers, stockholders, members, employees and agents thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any Adverse Consequences that may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                        (i) fraud, intentional misrepresentation or the willful
                breach of any representations, warranties or covenants of the Sellers under this Agreement or in any certificate, schedule, annex or exhibit delivered pursuant hereto (collectively, "Fraud Claims");

                        (ii) any Liability arising from any breach of the
                representations and warranties set forth in Sections 3(a)(i), 3(a)(iv), 3(a)(v), 4(a), 4(b) and 4(f) (collectively, "Ownership Claims");

                        (iii) any Liability for Taxes arising from the Target's
                income, activities, assets, events, circumstances and transactions on or prior to the Closing (to the extent such Liability for Taxes (other than Taxes required to be reflected on Tax Returns due prior to the Closing Date) exceeds $30,000) or any breach of the representations and warranties set forth in Sections 4(k) and 4(x) hereof or the covenants set forth in Sections 2(b), 5(i) and 9 hereof (collectively, "Tax Claims");

                        (iv) any Liability arising from any breach of the
                environmental representations and warranties set forth in
                Section 4(z) hereof (collectively, "Environmental Claims");

                        (v) any Liability arising from acts or omissions of any
                of the Seller Representatives or any disputes among the Sellers or between the Sellers and the Seller Representatives for the allocation of the Purchase Price or otherwise (collectively, "Allocation Claims"); and

                        (vi) other than Fraud Claims, Ownership Claims, Tax
                Claims, Environmental Claims and Allocation Claims, any other breach of any representation, warranty or covenant of the Sellers under this Agreement or in any schedule, annex or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants (collectively, "General Claims").

                (b) Limitations on Indemnification by the Sellers. Anything contained in this Agreement to the contrary notwithstanding, the Liability of the Sellers to provide any indemnification to any Buyer Indemnified Party and the right of the Buyer Indemnified Parties to indemnification under Section 8(a) shall be subject to the following provisions:

                        (i) No claims for indemnification shall be made under
                this Agreement against the Sellers, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to General Claims after the date that is two years following the Closing (except for those claims that were initiated prior to such two-year limitation).

                        (ii) No claims for indemnification shall be made under
                this Agreement against the Sellers, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to any Tax Claim or Environmental Claim after expiration of all applicable statutes of limitation with respect to the Tax Claim or Environmental Claim, as applicable.

                        (iii) In no event shall the maximum aggregate Liability
                of the Sellers under Section 8(a) with respect to General Claims, Environmental Claims and Tax Claims exceed $13,161,529; provided, however, that this Section 8(a)(iii) shall not apply to any obligation or covenant of the Sellers to pay or reimburse money to the Buyer that is expressly set forth in this Agreement.

                        (iv) The Sellers shall not be liable under Section 8(a)
                with respect to General Claims, Environmental Claims and Tax Claims until the amount otherwise due to the Buyer Indemnified Parties exceeds $100,000 in the aggregate, in which case the Sellers will be liable to the Buyer Indemnified Parties for the full amount due (excluding all amounts below $100,000); provided, however, that this Section 8(a)(iv) shall not apply to any obligation or covenant of the Sellers to pay or reimburse money to the Buyer that is expressly set forth in this Agreement.

                        (v) Claims for indemnification with respect to Fraud
                Claims, Ownership Claims and Allocation Claims made under this Agreement by any Buyer Indemnified Party shall not be subject to any of the limitations set forth in this Section 8(b).

                (c) Indemnification by the Buyer. The Buyer agrees to indemnify and hold the Sellers harmless from and against any Adverse Consequences that may be sustained or suffered by any or all of them arising out of or based upon any of the following matters:

                        (i) fraud, intentional misrepresentation or the willful
                breach of any representations, warranties or covenants of the Buyer under this Agreement or in any certificate, schedule, annex or exhibit delivered pursuant hereto;

                        (ii) any breach of any representation, warranty or
                covenant made by the Buyer in this Agreement or in any certificate delivered by the Buyer hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach; and

                        (iii) the operation of the business of the Target
                following the Closing Date; except to the extent such Adverse Consequences are attributable to acts or circumstances occurring prior to the Closing Date.

                (d) Limitation on Indemnification by the Buyer. Anything contained in this Agreement to the contrary notwithstanding, no claim for indemnification shall be made under this Agreement against the Buyer, and no indemnification shall be payable to the Sellers with respect to claims asserted pursuant to Section 8(c) above, after the date that is two years following the Closing (except for those claims that were initiated prior to such two-year limitation). In no event shall the maximum aggregate Liability of the Buyer under Section 8(c) exceed $13,161,529. In addition, the Buyer shall not be liable under Section 8(c) until the amount otherwise due to the Sellers exceeds $100,000 in the aggregate, in which case the Buyer will be liable to the Sellers for the full amount due (excluding all amounts below $100,000). Notwithstanding the foregoing, claims for indemnification with respect to fraud, intentional misrepresentation or the willful breach of any representations, warranties or covenants of the Buyer under this Agreement or in any certificate, schedule, annex or exhibit delivered pursuant hereto shall not be subject to any of the limitations set forth in this Section 8(d).

                (e) Notice; Defense of Claims. An indemnified party shall make claims for indemnification hereunder by giving written notice thereof to the indemnifying party promptly on discovery and in any event within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or Liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or Liability being asserted, but the failure to do so shall not relieve the indemnifying party from any Liability except to the extent that it is materially prejudiced by the failure or delay in giving such notice. Such notice shall summarize the basis for the claim for indemnification and any claim or Liability being asserted by a third party. Within twenty (20) days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or Liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within twenty (20) days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third-party claim or Liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate at its own expense in the defense of a third-party claim or Liability, directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third-party claim or Liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or Liability (with counsel selected by the indemnified party), and to compromise or settle it, with consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the third party claim or Liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

                (f) Security for the Sellers' Indemnification Obligations. As security for the agreement by the Sellers to indemnify the Buyer as described in this Section 8, each Seller hereby instructs the Buyer to set aside and deposit into escrow with Computershare Trust Company, Inc, as escrow agent (the "Escrow Agent"), in accordance with the Escrow Agreement the Held Back Consideration. The Buyer may set off against the Held Back Consideration any indemnification claims for which the Sellers may be responsible pursuant to this Agreement.

                (g) Currency Exchange. For purposes of the Held Back Consideration as security for the indemnification provisions set forth in this Agreement, the value given to each share of Buyer Common Stock held as Held Back Consideration that is used at any time to satisfy indemnification claims of the Buyer shall be $17.00 (the "Currency Exchange"). In the event that the market price of the Buyer Common Stock increases or decreases while there is Held Back Consideration subject to the Escrow Agreement, the Sellers shall retain the Currency Exchange value per share for purposes of fulfilling any indemnification obligation from the Held Back Consideration.

                (h) Held Back Consideration Not Exclusive. Each Buyer Indemnified Party shall have the right to satisfy its indemnification claims out of the escrow created by the Escrow Agreement and pursuant to the terms thereof, and the Sellers shall have no right to satisfy any indemnification claims of any Buyer Indemnified Party outside of the Escrow Agreement; provided, however, that the Held Back Consideration shall not be the Buyer's exclusive source of indemnification from the Sellers pursuant to this Section 8. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. Each of the Sellers hereby agrees that he will not make any claim for indemnification against the Target by reason of the fact that he was a manager, officer, employee, or agent of the Target or was serving at the request of the Target as a partner, manager, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, operating agreement, contract or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

        9. Tax Matters. The following provisions shall govern the allocation of responsibility as between the Buyer and the Sellers for certain tax matters following the Closing Date:

                (a) Characterization of the Transaction. The Parties agree that the transaction will be reported on all applicable Tax Returns in a manner consistent with the following:

                        (i) No Party will take a position on a Tax Return
                contrary to the covenants and representations set forth in this Agreement, including those set forth below in this Section 9(a);

                        (ii) Each Seller will treat the sale of the Class A
                Units as a sale or exchange of a partnership interest pursuant to Code Section 741, except as otherwise provided in Code
                Section 751;

                        (iii) The Buyer will treat the purchase of the Class A
                Units as an acquisition of all of the assets of the Target;

                        (iv) The Target will terminate pursuant to Code Section
                708 as a result of, and immediately upon, the acquisition of the Class A Units; and

                        (v) The Buyer shall have no obligation for the federal
                and state income Taxes payable with respect to the transactions of the Target that accrued on or prior to the Closing Date, and the Sellers shall have no obligation for the federal and state income Taxes payable with respect to the transactions of the Target that accrue after the Closing Date.

                (b) Tax Periods Ending on or Before the Closing Date. The Sellers shall prepare or cause to be prepared and file or cause to be filed all income Tax Returns for the Target for all periods ending on or prior to the Closing Date but due thereafter. The Sellers shall permit the Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing. All such Tax Returns shall be prepared in a manner consistent with past practice and, without the Buyer's written consent (which may be granted or withheld in its sole and absolute discretion), no positions shall be taken, elections made, or method adopted that is inconsistent with positions taken, elections made, or methods used in preparing and filing similar Tax Returns in prior periods (including, but not limited to, positions, elections or methods that would have the effect of deferring income or gains to a period after the Closing or accelerating deductions or losses to a period prior to the Closing). The Buyer shall prepare or cause to be prepared and file or cause to be filed all non-income Tax Returns for the Target for all periods ending on or prior to the Closing Date that are due to be filed after the Closing Date. The Buyer shall permit the Seller Representatives to review and comment on each such Tax Return described in the preceding sentence prior to filing. All such Tax Returns shall be prepared in a manner consistent with past practice and, on such Tax Returns, no positions shall be taken, elections made, or method adopted that is inconsistent with positions taken, elections made, or methods used in preparing and filing similar Tax Returns in prior periods, unless counsel to the Buyer advises it that taking a position, making or following an election or using a method consistent with Tax Returns filed for prior periods is not supported by law or is likely to expose the Target or the Buyer to penalties.

                (c) Tax Periods Beginning Before and Ending After the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed any non-income Tax Returns of the Target for Tax periods that begin before the Closing Date and end after the Closing Date. All such Tax Returns shall be prepared in a manner consistent with past practice and, on such Tax Returns, no positions shall be taken, elections made, or method adopted that is inconsistent with positions taken, elections made, or methods used in preparing and filing similar Tax Returns in prior periods, unless counsel to the Buyer advises it that taking a position, making or following an election or using a method consistent with Tax Returns filed for prior periods is not supported by law or is likely to expose the Target or the Buyer to penalties.

                (d) Cooperation on Tax Matters.

                        (i) The Buyer, the Target and the Sellers shall
                cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 9 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's reasonable request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Target and the Sellers shall (A) retain all books and records with respect to Tax matters pertinent to the Target relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Sellers, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) give the Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Target or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

                        (ii) The Buyer and the Sellers shall, upon request, use
                commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                (e) Tax Sharing Agreements. The Sellers hereby represent and covenant that there are no tax sharing agreements or similar agreements with respect to or involving the Target and that the Target has no Liability with respect to such an agreement.

                (f) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Seller's sale of their respective Units shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

                (g) Indemnification Payments. Any payments by a Party pursuant to Section 8 shall be considered an adjustment to the Purchase Price for all income and local tax purposes.

        10. Seller Representatives.

                (a) Appointment. As used in this Agreement, the "Seller Representatives" means Richard S. Torkington, Dean L. Cook and David W. Corman or any person appointed as a successor Seller Representative pursuant to Section 10(b) below. The written approval of at least two of the three Seller Representatives is required for any action of the Seller Representatives under this Agreement or the Escrow Agreement.

                (b) Election and Replacement. From and after the date hereof until the date when all obligations under this Agreement have been discharged (including all indemnification obligations under Section 8 hereof), the Sellers representing a majority in interest of the Class A Units may, from time to time upon written notice to the Seller Representatives and the Buyer, remove any of the Seller Representatives (including any appointed by the Buyer) or appoint a new Seller Representative to fill any vacancy created by the death, incapacitation, resignation or removal of a Seller Representative. Furthermore, if any Seller Representative dies, becomes incapacitated, resigns or is removed by the Sellers representing a majority in interest of the Class A Units, the Sellers shall promptly appoint a successor Seller Representative to fill the vacancy so created. If the Sellers representing a majority in interest of the Class A Units are required to but have not appointed a successor Seller Representative within twenty (20) days from a request by the Buyer to appoint a successor Seller Representative, the Buyer shall have the right to appoint a Seller Representative to fill any vacancy so created from the managers of the Target prior to the Closing Date, and shall advise the Seller Representatives of such appointment by written notice. A copy of any appointment by the Sellers of any successor Seller Representative shall be provided to the Buyer promptly after it shall have been effected.

                (c) Authority. In addition to any other authority granted to the Seller Representatives herein, after the Closing Date the Seller Representatives shall be authorized to enter into and perform their obligations under the Escrow Agreement, and to discuss, negotiate, resolve and fully and finally settle on behalf of the Sellers any claims for indemnification by the Buyer against the Sellers under Section 8 hereof and any disputes arising out of this Agreement and to take any action and to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or under the documents referred to in this Agreement (an "Instrument") that the Seller Representatives determine in their discretion to be necessary, appropriate or desirable, and, in connection therewith, to hire or retain, at the sole expense of the Sellers, such counsel, investment bankers, accountants, and other professional advisors as they determine in their sole and absolute discretion to be necessary, advisable or appropriate in order to carry out and perform their rights and obligations hereunder. Any party receiving an Instrument from the Seller Representatives shall have the right to rely in good faith upon such Instrument, and to act in accordance with the Instrument without independent investigation.

                (d) No Liability of the Buyer. The Buyer shall have no Liability to any of the Sellers or otherwise arising out of the acts or omissions of the Seller Representatives or any disputes among the Sellers or between the Sellers and the Seller Representatives. The Buyer may rely entirely on its dealings with, and notices to and from, the Seller Representatives to satisfy any obligations it might have under this Agreement or otherwise to the Sellers. The Sellers shall indemnify the Buyer for any Adverse Consequences suffered as a result of the Buyer's good faith reliance on the acts or omissions of the Seller Representatives.

        11. Termination.

                (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

                        (i) the Buyer and the Seller Representatives may
                terminate this Agreement by mutual written consent at any time prior to the Closing;

                        (ii) the Buyer may terminate this Agreement by giving
                written notice to the Seller Representatives at any time prior to the Closing (A) in the event any of the Sellers has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller Representatives of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 15, 2002, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                        (iii) the Seller Representatives may terminate this
                Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller Representatives have notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 15, 2002, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

                (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 11(a) above, all rights and obligations, except any rights and obligations related to Confidential Information, of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

        12. Miscellaneous.

                (a) Nature of Certain Obligations.

                        (i) The covenants of each of the Sellers in Section 2(a)
                above concerning the sale of his Class A Units to the Buyer and the representations and warranties of each of the Sellers in
                Section 3(a) above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 8 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

                        (ii) The remainder of the representations, warranties,
                and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in Section 8 above for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

                (b) Legend. All share certificates representing shares of Buyer Common Stock delivered to the Sellers hereunder shall bear a legend substantially as follows:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144).

                (c) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller Representatives; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Parties prior to making the disclosure).

                (d) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                (e) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                (f) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller Representatives; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                (h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                (i) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                If to the Sellers or Seller Representatives:

                      Dean L. Cook
                      848 East 10th Street
                      Mesa, AZ  85203

                      David W. Corman
                      882 South Coral Key Avenue
                      Gilbert, AZ  85233

                      Richard S. Torkington
                      5447 East Capri Avenue
                      Mesa, AZ  85206

               Copy to:

                      Snell & Wilmer
                      One Arizona Center
                      Phoenix, AZ 85004-2202
                      Fax No.: (602) 382-6070
                      Attn:  Terry Roman, Esq.

               If to the Buyer:

                      ViaSat, Inc.
                      6155 El Camino Real
                      Carlsbad, CA 92009-1699
                      Fax No.: (760) 929-3926
                      Attn:  Keven K. Lippert, Esq.

               Copy to:

                      Latham & Watkins
                      12636 High Bluff Drive, Suite 300
                      San Diego, CA 92130-2071
                      Fax No.: (858) 523-5450
                      Attn:  Craig M. Garner, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail). Each such notice, request, demand, claim, or other communication shall be deemed to have been duly given
(i) if by fax, when such fax has been transmitted to the fax number set forth in this Section 12(i) and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address set forth in this Section 12(i). Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                (j) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

                (k) Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller Representatives. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                (m) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Target has not borne and will not bear any of the Sellers' costs and expenses (including any of their investment advisor fees, legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

                (n) Termination of the Voting Trust Agreement. Each of the Sellers who are a party to that certain Voting Trust Agreement dated as of March 27, 2000 hereby agrees that such Voting Trust Agreement shall be terminated as of the Closing Date.

                (o) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                (p) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                (q) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 12(r) below), in addition to any other remedy to which they may be entitled, at law or in equity.

                (r) Mediation/Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, the Buyer and the Seller Representatives shall negotiate in good faith to settle such dispute, controversy or claim within fifteen (15) calendar days of notice thereof. If the Buyer and the Seller Representatives are unable to resolve such dispute, controversy or claim arising out of this Agreement or the performance, breach or termination thereof within fifteen (15) calendar days, it shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be San Diego, California. The arbitration shall be conducted by a neutral arbitrator selected by mutual agreement of the Buyer and the Seller Representatives within ten days after notice by either party to the other requesting such arbitration. If the Buyer and the Seller Representatives fail to agree within ten days on the selection of the arbitrator, an arbitrator shall be promptly appointed by the American Arbitration Association. Prior to issuing a final arbitration award, the arbitrator shall provide the Buyer and the Seller Representatives with a preliminary ruling and allow the Buyer and the Seller Representatives a reasonable period (not to exceed five (5) business days) to respond in writing to the preliminary ruling. Judgment upon the arbitration award rendered may be entered in any court having jurisdiction. The prevailing party shall be entitled to all costs of arbitration including, but not limited to, reasonable attorneys' fees and out-of-pocket expenses. The Parties further agree that they shall be entitled to discovery in the same manner as though the dispute were within the jurisdiction of the Superior Court of the State of California. Except as otherwise required by law (or by the fiduciary duties of the Buyer's directors), all information resulting from or otherwise pertaining to any dispute shall be nonpublic and handled by the Buyer, the Seller and their respective agents in such a way as to prevent the public disclosure of such information.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

BUYER:                                      SELLERS:

VIASAT, INC., a Delaware corporation

By: /s/ Gregory D. Monahan                  By: /s/ Michael R. Lyons
   --------------------------------            ---------------------------------
Name:  Gregory D. Monahan                   Name:    Michael R. Lyons
Title: Vice President-Administration,       Address: 1140 W. Mesquite Street
       General Counsel and Secretary                 Gilbert, AZ 85233


SELLERS:

By: /s/ Bill T. Agar                        By: /s/ John M. Pietz
   --------------------------------            --------------------------------
Name:    Bill T. Agar                       Name:    John M. Pietz
Address: 1493 South Brentwood Court         Address: 1016 East 9th Street
         Chandler, AZ 85248                          Mesa, AZ 85203

By: /s/ Kenneth V. Buer                     By: /s/  Edwin J. Stanfield
   --------------------------------            --------------------------------
Name:    Kenneth V. Buer                    Name:    Edwin J. Stanfield
Address: 1297 East Eli Court                Address: 19440 Via De Olivos
         Gilbert, AZ 85296                           Queen Creek, AZ 85242

By: /s/ Dean L. Cook                        By: /s/  Richard S. Torkington
   --------------------------------            --------------------------------
Name:    Dean L. Cook                       Name:    Richard S. Torkington
Address: 848 East 10th Street               Address: 5447 East Capri Avenue
         Mesa, AZ 85203                              Mesa, AZ 85206

By: /s/ David W. Corman                     By: /s/ John E. Davis
   --------------------------------            --------------------------------
Name:    David W. Corman                    Name:    John E. Davis
Address: 882 South Coral Key Avenue         Address: 323 Cazador Lane
         Gilbert, AZ 85233                           San Clemente, CA 92673

By: /s/ Deborah S. Dendy                    By: /s/ Richard Kraemer
   --------------------------------            --------------------------------
Name:    Deborah S. Dendy                   Name:    Richard Kraemer
Address: 1610 East Laura Lane               Address: 2796 Grande Valley Drive
         Tempe, AZ 85283                             Las Vegas, NV 89135

By: /s/ Phillip J. Denisuk
   --------------------------------
Name:    Phillip J. Denisuk
Address: 1816 West Marlboro Drive
         Chandler, AZ 85224

By: /s/ Christopher D. Grondahl
   --------------------------------
Name:    Christopher D. Grondahl
Address: 1062 East Sheffield Avenue
         Chandler, AZ 85225





                    SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT